1 This Instrument Prepared By: /s/Christie D. Cannon Christie D. Cannon Delmarva Power & Light Company Mailstop 92DC42 500 N. Wakefield Drive Newark, DE 19702-5440 DELMARVA POWER & LIGHT COMPANY TO THE BANK OF NEW YORK MELLON, Trustee. ONE HUNDRED AND THIRTIETH SUPPLEMENTAL INDENTURE Dated as of January 1, 2022 (but executed on the dates shown on the execution page)

2 This ONE HUNDRED AND THIRTIETH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2022 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee; WITNESSETH: WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Thirtieth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and WHEREAS, the Original Indenture has been supplemented by one hundred and twenty-nine supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Thirtieth Supplemental Indenture, is hereinafter in this One Hundred and Thirtieth Supplemental Indenture called the “Indenture”); and WHEREAS, the execution and delivery of this One Hundred and Thirtieth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Thirtieth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows: “IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;” and WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee; NOW, THEREFORE, this ONE HUNDRED AND THIRTIETH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the Indenture, unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenants in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

MARYLAND
Worcester County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio	
Purchased Wetland Mitigation Easement site to offset wetland disturbances resultant the Culver Substation rebuild – Lewis Road, W/S Berlin, MD 21811	12/28/2021	8309	304	Tax Map 22 Parcel 71

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2021, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company's operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE
New Castle County

Instrument Date	Deed Records	Tax ID No.
08/31/20	20210430-0051705	11-054.00-026-083, 11-057.00-245-290, 11-058.00-012
10/02/20	20210226-0023389	10-028.00-020
10/9/2020	20210415-0044698	15-010.00-160
11/5/2020	20210415-0044710	12-003.00-015
1/18/2021	20210415-0044697	10-050.00-006
1/21/2021	20210524-0061459	10-45.00-007
02/01/21	20210415-0044759	07-042.10-143
2/1/2021	20210315-0030723	11-041.00-085
2/3/2021	20210415-0044800	07-042.30-058 & 618
2/19/2021	20210524-0061443	07-042.30-617
2/23/2021	20210800-0090708	07-032.20-003, 061-069
3/2/2021	20210430-0051704	26-035.30-298, 328 & 329
3/3/2021	20210524-0061444	10-024.00-042
3/16/2021	20210524-0061446	12-026.00-001 & others
3/18/2021	20210524-0061445	12-019.00-320
3/22/2021	20210430-0051703	12-026.00-215
3/23/2021	20210430-0051705	08-040.00-021

3

Instrument Date	Deed Records	Tax ID No.
3/23/2021	20210524-0061458	12-013.00-093
3/31/2021	20210524-0061455	26-027.30-208
4/6/2021	20210524-0061457	10-048.00-043
4/7/2021	20210524-0061442	26-058.00-019
4/8/2021	20210524-0061441	18-033.00-005
4/14/2021	20210070-0116929	10-005.30-111
4/16/2021	20210524-0061456	08-023.00-001
4/22/2021	20210610-0068389	07-010.00-083
4/28/2021	20210610-0068381	11-033.00-282
4/30/2021	20210524-0061440	09-016.00-016
5/14/2021	20210070-0116928	09-015.00-011
5/19/2021	20210070-0116926	06-049.00-002
6/9/2021	20210804-0090709	13-003.00-001
7/16/2021	20210070-0116927	06-100.00-067
8/2/2021	20211116-0132621	11-023.00-121
8/5/2021	20211214-0143041	09-022.40-227
8/6/2021	20211116-0132616	14-019.00-232
8/6/2021	20211116-0132617	15-012.00-045
8/15/2021	20211116-0132620	08-039.10-160, 258-260
8/17/2021	20211214-0143040	12-026.00-055
8/19/2021	20211116-0132623	08-012.10-195 – 252
8/20/2021	20211116-0132618	11-036.10-151
8/24/2021	20211214-0143039	09-018.00-011
8/25/2021	20211214-0143038	06-136.00-028
9/15/2021	20211116-0132619	11-031.30-040 & 041
9/21/2021	20211116-0132622	11-025.20-233, 11-020.10-035 – 115, 11-025.00-006, 11-025.20-198-235
10/19/2021	20211214-0143051	09-024.00-032
11/1/2021	20211214-0143053	26-035.30-376
11/2/2021	20211214-0143052	08-054.30-102
12/14/2020	20210121-0008763	09-029.00-012

DELAWARE
Sussex County

Instrument Date	Deed Records		Tax ID No.
	Book	Page	
11/25/2020	5429	230	334-13.00-27.00
2/4/2021	5429	233	134-12.00-433.00
2/10/2021	5431	66	334-20.09-80.00
2/12/2021	5438	296	133-17.17-109 to 133-17.17-273
3/10/2021	5482	286	133-17.17-108.00
4/8/2021	5447	133	234-21.00-138.11
4/14/2021	5462	279	135-11.00-33.00
4/30/2021	5490	181	532-13.00-24.00

4

Instrument Date	Deed Records		Tax ID No.
	Book	Page	
5/27/2021	5490	178	134-5.00-185.00
6/7/2021	5508	274	334-19.00-170.02
6/10/2021	5597	301	234-32.00-117.00
6/11/2021	5489	155	233-5.00-105.00
9/29/2021	5611	208	334-12.00-127.06
9/30/2021	5562	146	334-12.00-127.01, 127.11 & 127.12
10/13/2021	5596	111	235-7.00-161.00
10/26/2020	5384	145	334-19.00-170.03
12/15/2020	5384	141	532-13.00-78.00

MARYLAND
Caroline County

Instrument Date	Deed Records		Tax Parcel
	Book	Page	
1/13/2021	1544	205	0005
4/8/2021	1500	170	0103
6/9/2021	1511	468	0103
7/13/2021	1526	394	0011
8/12/2021	1544	210	0028

MARYLAND
Cecil County

Instrument Date	Deed Records		Map	Parcel
	Book	Page		
7/29/2020	4988	337	062C	0106
11/17/2020	4805	143	0049	'0002, 0023, 0033, 0034
12/14/2020	4805	135	034E	0559
1/5/2021	4805	139	034E	0834
2/19/2021	4844	377	0013	0736
3/2/2021	4840	10	0020	0049
3/5/2021	4840	6	031A	1284
3/9/2021	4840	3	0035	0598
3/16/2021	4840	13	0025	0729
3/23/2021	4839	92	0321	0106
3/30/2021	4878	39	0007	0244
4/1/2021	4878	33	0042	0350
4/8/2021	4878	36	0013	0241
4/14/2021	4879	180	0009	0725
5/12/2021	4896	238	0019	0376

5

Instrument Date	Deed Records		Map	Parcel
	Book	Page		
5/13/2021	4896	241	035C	0617
5/20/2021	4918	459	0017	0611
5/28/2021	4918	455	0035	0276
6/7/2021	4918	462	031E	0618
6/28/2021	4968	106	0024	0241
6/28/2021	4968	103	0002	0045
6/29/2021	4968	99	0036	0591
7/19/2021	4968	68	0031	1224
7/20/2021	4968	71	0003	0004
7/28/2021	4968	74	0251	0128
8/6/2021	4994	246	0013	0161
8/13/2021	4994	262	0025	0031
8/16/2021	4994	242	0035	0577
8/16/2021	4994	253	0041	0392
8/23/2021	4994	257	034E	0857
8/31/2021	4994	249	034E	0548
9/10/2021	5006	314	0012	0411
9/21/2021	5006	306	0042	0429
9/23/2021	5006	303	0026	0630
9/24/2021	5006	300	0020	0131
9/24/2021	5006	296	0037	0567
9/30/2021	5006	310	0012	0313
10/5/2021	5045	98	0014	0623
10/18/2021	5041	336	0020	0667
10/26/2021	5058	210	0020	0076
10/30/2021	5058	206	029E	0070
11/2/2021	5041	339	0031	0564
11/18/2021	5058	218	0024	0064
11/23/2021	5058	214	031D	0183
11/23/2021	5058	223	031D	0184
11/27/2021	5058	226	0019	0203

6

MARYLAND
Dorchester County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio		
11/2/2020	1699	274	0030	0250
2/24/2021	1659	419	0303	5413
2/25/2021	1635	215	0035	0147
2/25/2021	1659	49	0303	8004
2/26/2021	1659	59	0303	8009
3/1/2021	1659	35	0303	4981
4/7/2021	1659	54	0030	0159
4/7/2021	1659	44	030C	0436
4/7/2021	1659	39	030C	0436
6/16/2021	1659	82	0301	4487
6/18/2021	1675	297	0021	0333
8/10/2021	1675	300	0051	0272
9/1/2021	1700	160	0017	0010
9/17/2021	1684	312	0035	0146
10/20/2021	1700	156	0400	0354

MARYLAND
Harford County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio		
8/11/2021	15111	438	0027	0074
8/16/2021	15199	17	0026	0057
8/23/2021	15199	14	0011	0357
10/6/2021	15111	443	0020	0236
11/10/2021	15247	259	0020	0236
11/10/2021	15247	252	0027	0074

MARYLAND
Kent County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio		
12/8/2020	1192	129	0056	0031
10/18/2021	1210	1	0048	0007
10/21/20	1117	1	0300	1728

7

MARYLAND
Queen Anne's County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio			
1/14/2021	3615	264	0005	0015	
1/26/2021	3924	108	0037	0007	2,3,4
4/6/2021	3705	181	0064	0002	
6/3/2021	3850	3	0046	0032	28
6/22/2021	3904	73	058H	0201	
8/2/2021	3865	91	0046	0030	
8/10/2021	3813	59	044F	0060	
8/10/2021	3813	55	0056	0321	
8/10/2021	3813	86	044C	0775	
8/19/2021	3865	95	0028	0012	
8/24/2021	3850	7	0029	0053	3
8/30/2021	3903	195	0023	0196	

MARYLAND
Somerset County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio		
8/18/2020	1134	156	0040	0036
1/19/2021	1139	70	015F	0110
1/19/2021	1139	70	015F	0110
5/17/2021	1163	130	0032	0236
10/15/2021	1198	111	064H	0222, 0223, 0840, 0841
10/26/2021	1109	107	023C	0172
1/13/2021	1127	105	0040	0174
1/13/2021	1127	102	0040	0167
1/13/2021	1127	99	0040	0157&0158
3/30/2021	1142	24	0040	0147
3/30/2021	1142	18	0049	0131
3/30/2021	1142	35	0040	0142
3/30/2021	1142	29	0049	0138
3/30/2021	1142	32	0040	0129
3/30/2021	1142	38	0049	0118
3/30/2021	1142	21	0058	0267
4/6/2021	1144	56	0040	0171
7/27/2021	1167	267	0040	0177
7/27/2021	1167	276	0049	0011
7/27/2021	1167	292	0040	0012
7/27/2021	1167	284	0040	0156
7/27/2021	1167	280	0040	0280

8

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio		
7/27/2021	1167	306	0040	0062
7/27/2021	1167	271	0049	0023, lot 2
7/27/2021	1167	301	0049	0144
7/27/2021	1167	296	0040	0048
8/9/2021	1171	193	0040	0061
12/10/2021	1198	53	0058	0050
12/10/2021	1198	58	0058	0023, Lots 2&3
12/10/2021	1198	64	0058	0021
12/10/2021	1198	68	0058	0039
12/10/2021	1198	72	0058	0042
12/10/2021	1198	76	0058	0045
12/10/2021	1198	80	0058	0234
12/10/2021	1198	98	0040	0063
12/10/2021	1198	103	0058	0025

<u>MARYLAND</u>
Talbot County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio		
1/19/2021	2930	263	0300	1664
2/1/2021	2834	499	0055, 0054, 0059	0085 & others
2/4/2021	5429	223	0030	0130
2/22/21	2827	430	0030	0106

<u>MARYLAND</u>
Wicomico County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio			
1/7/2021	4771	442	0111	1443	
1/7/2021	4771	445	0111	1444	
1/7/2021	4771	448	0111	1445	
1/7/2021	4771	451	0111	1446	
1/12/2021	4796	396	0041	0122	
1/28/2021	4813	335	0117	3117	
1/28/2021	4813	344	0048	0358	
1/28/2021	4813	379	0048	0358	
4/13/2021	4851	131	0301	0509	
4/26/2021	4865	153	0037	0212	
4/26/2021	4866	81	0115	3267	
5/17/2021	4888	173	0037	0163	

9

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio			
9/13/2021	4963	352	0048	0358	
9/20/2021	4963	371	0049	0065	5A & 6A
9/28/2021	4963	366	0030	0223	1, 2, 3, 4
11/4/2021	4990	372	0109	2585	PAR 1

MARYLAND
Worcester County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio			
10/23/2020	7940	198	0063	0182	
3/24/2021	8102	476	0055	37	
4/14/2021	8103	436	0401	0577 & 0566	
6/13/2021	8267	440	0115	0116A	2
6/23/2021	8102	484	0026	0473	A
6/23/2021	8102	480	0026	0473	B
6/23/2021	8102	488	0026	0274 & 0473	multi
6/23/2021	8102	493	0026	0248, 0274 & 0473	multi
6/28/2021	8114	494	0100	0116	
6/28/2021	8114	498	0049	0114	
8/9/2021	8187	122	0073	0123	
8/10/2021	8187	119	0019	0129	
10/15/2021	8256	41	0009	0346	
10/29/20	7892	81	0010	0153	
9/29/20	7892	85	0026	0258	
10/09/20	7892	93	0049	0114	
10/09/20	7897	294	0063	0140	
10/09/20	7897	303	0063	0140	
10/31/20	7892	89	0079	0215	
11/12/20	7897	299	0113	7975	
11/12/20	7909	455	0401	0717	

10

11 The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I. First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I Issuance Date Tranche Maturity Principal 06/19/95 7.71% Bonds 06/01/25 $100,000,000 06/19/95 6.95% Amortizing Bonds 06/01/08 $ 25,800,000 11/25/08 6.40% Bonds 12/01/13 $250,000,000 First Mortgage Bonds, Pledged Series I Issuance Date Tranche Maturity Principal 10/12/94 1994 10/01/29 $ 33,750,000 Total Bonds Issued: $409,550,000 As supplemented and amended by this One Hundred and Thirtieth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Thirtieth Supplemental Indenture shall be read, taken and construed as one and the same instrument. This One Hundred and Thirtieth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument. The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attn: Corporate Trust Administration. The Company acknowledges that it received a true and correct copy of this One Hundred and Thirtieth Supplemental Indenture. This One Hundred and Thirtieth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Thirtieth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

12 IN WITNESS WHEREOF, each of the Company and the Trustee has caused this instrument to be signed in its name and behalf by an Authorized Officer, effective as of the 1st day of January, 2022. DELMARVA POWER & LIGHT COMPANY Date of Execution By /s/Elizabeth Hensen March 22, 2022 Elizabeth Hensen Authorized Officer STATE OF ILLINOIS ) ) SS. COUNTY OF COOK ) BE IT REMEMBERED that as of the 22nd day of March, 2022, personally came before me, a notary public for the State of Illinois, Elizabeth Hensen, Authorized Officer of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Company; that her signature is in her own proper handwriting; and that her act of signing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company. GIVEN under my hand and official seal the day and year aforesaid. /s/Helene A. Menaglia Notary Public, State of Illinois My commission expires 4/14/2023 . [OFFICIAL NOTARIAL SEAL]

13 THE BANK OF NEW YORK MELLON, as Trustee Date of Execution By /s/Francine Kincaid March 29, 2022 Francine Kincaid______________ Vice President STATE OF NEW YORK ) ) SS. COUNTY OF NEW YORK ) BE IT REMEMBERED that as of the 29th day of March, 2022, personally came before me, a Notary Public for the State of New York, Francine Kincaid, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Trustee; that her signature is her own proper handwriting; and that her act of signing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee. GIVEN under my hand and official seal the day and year aforesaid. /s/Helen Choi Helen Choi Notary Public, State of New York No. 01CH6291290 Qualified in New York County Commission Expires October 15, 2025 [OFFICIAL NOTARIAL SEAL]

14 CERTIFICATE OF RESIDENCE THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 240 Greenwich Street, in the Borough of Manhattan, in The City of New York, in the State of New York. THE BANK OF NEW YORK MELLON By/s/Francine Kincaid Francine Kincaid Vice President

15 Certification This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument. /s/Christie D. Cannon Christie D. Cannon